UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (630) 954-0400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On March 24, 2011, General Employment Enterprises, Inc. (the “Company”) received written consents in lieu of a meeting of shareholders from the holders of 10,674,611 shares, or 71.9%, of the Company’s common stock, no par value (the “Common Stock”):

•
Approving the issuance of 5,581,395 shares of Common Stock (the “Shares”) to DMCC Staffing, LLC (“DMCC”) and RFFG of Cleveland, LLC (“RFFG of Cleveland”), pursuant to that certain asset purchase agreement, dated as of October 29, 2010, by and among DMCC, RFFG of Cleveland, Thomas J. Bean, the Company and Triad Personnel Services, Inc., the Company’s wholly-owned subsidiary (the “Asset Purchase Agreement”), and the issuance of any additional shares of Common Stock to DMCC and RFFG of Cleveland as may be necessary pursuant to certain earn-out payment provisions under the Asset Purchase Agreement; and

•
Approving an amendment to the Articles of Incorporation (the “Amendment”) of the Company to increase the number of authorized shares of capital stock from 20,100,000 shares to 50,100,000 shares and to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

In connection with the written consents, the Company has filed an information statement (the “Information Statement”) with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation 14C.  In accordance with the requirements of Regulation 14C, the actions approved in the written consents will not be effective until 20 days from the date of mailing of the Information Statement to the Company’s shareholders and, in the case of the Amendment, after the filing of the Amendment with the Secretary of State of Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC,

Dated: March 28, 2011	By:	/s/ James Harlan
	Name:	James Harlan
	Title:	Chief Financial Officer